Exhibit 99.17

PROXY CARD

ABERDEEN GLOBAL FINANCIAL SERVICES FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 9, 2011

The undersigned hereby appoints as proxies Alan Goodson and Megan Kennedy, and each of them (with full power of substitution), to vote all the undersigned’s shares of Aberdeen Global Financial Services Fund, a series of Aberdeen Funds, a Delaware Statutory Trust, at the Special Meeting of Shareholders to be held on December 9, 2011, at 3:00 p.m. Eastern Time at the offices of Aberdeen Asset Management Inc. (“AAMI”), 1735 Market Street, 32nd Floor, Philadelphia, Pennsylvania 19103, and any adjournment or postponement thereof (“Meeting”), and to otherwise represent the undersigned with all the power the undersigned would have if personally present at the Meeting.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement (the terms of each of which are incorporated by reference herein) and revokes any proxy heretofore given with respect to such Meeting.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES FOR ABERDEEN FUNDS, ON BEHALF OF ABERDEEN GLOBAL FINANCIAL SERVICES FUND.

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The undersigned acknowledges receipt of the Proxy Statement. Your signature(s) on this should be exactly as your name(s) appear on this Proxy. If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

Signature	Date

Signature (if held jointly)	Date

Title if a corporation, partnership or other entity

FOLD HERE - PLEASE DO NOT TEAR

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. THE MATTER WE ARE SUBMITTING FOR YOUR CONSIDERATION IS SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

Three simple methods to vote your proxy:

1. Internet:

Log on to www.proxyonline.us. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number and check digit found in the box at the right at the time you execute your vote.

Control Number:

2. Touchtone	Simply dial toll-free 888-227-9349 and follow the automated instructions. Please have this proxy card available at the time of the call.
Phone:

3. Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.	“Control Number”

If you would like another copy of the proxy material, they are available at www.proxyonline.us. You will need your control number above to log in.

TAGID: “TAG ID”	CUSIP: “CUSIP”

PROXY CARD

ABERDEEN GLOBAL FINANCIAL SERVICES FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 9, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE FUND’S BOARD OF TRUSTEES WHO RECOMMENDS YOU VOTE “FOR” THE PROPOSAL.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL AND IN THE APPOINTED PROXIES’ DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK. Example: ☒

		FOR	AGAINST	ABSTAIN

1.

To approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) which contemplates the reorganization of the Aberdeen Global Financial Services Fund, a series of Aberdeen Funds, (the “Target Fund”) into the Aberdeen Global Equity Fund, a series of Aberdeen Funds (the “Acquiring Fund”), and provides that the Target Fund will transfer all of its assets and liabilities to the Acquiring Fund in exchange for shares of certain classes of the Acquiring Fund, which shares will be distributed to the shareholders of the corresponding class of the Target Fund in complete liquidation and dissolution of the Target Fund.

		☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

YOU CAN VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.

PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS.

YOUR VOTE IS IMPORTANT.

WE URGE YOU TO VOTE PROMPTLY.

“Scanner Bar Code”

TAG ID: “TAG ID”	CUSIP: “CUSIP”